SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-AQUARION CO.

          GAMCO INVESTORS, INC.
                                12/09/99            2,000            36.7500
                                12/08/99           80,000            36.7500
                                12/06/99            5,500            36.7500
          GABELLI ASSOCIATES LTD
                                12/08/99           11,500            36.7292
          GABELLI ASSOCIATES FUND
                                12/09/99            1,100            36.6250
                                12/08/99           18,500            36.7283
          GABELLI FUNDS, LLC.
               GABELLI MATHERS FUND
                                12/08/99            4,400            36.7900
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                12/06/99           15,000            36.8000
               THE GABELLI ABC FUND
                                12/09/99              700            36.6750


















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.